SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 8, 2006 (March 2, 2006)

Tri-S Security Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-51148	30-0016962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Royal Center One, 11675 Great Oaks Way, Suite 120, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (678) 808-1540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On March 2, 2006, International Monitoring, Inc. (the “Seller”), a wholly-owned subsidiary of Tri-S Security Corporation (the “Company”), entered into an agreement (the “Sale Agreement”) with Devcon Security Services Corporation (the “Buyer”), pursuant to which the Seller has agreed to assign all of its interest in its security monitoring contracts (the “Contracts”) and certain related equipment to the Buyer for a purchase price to be calculated by the Buyer in accordance with the terms of the Sale Agreement no later than five days prior to the closing of the transactions contemplated by the Sale Agreement (the “Closing”). The Sale Agreement provides that the purchase price will be calculated based upon a multiple of the monthly revenue, net of certain expenses, generated by the Contracts which meet certain criteria. The purchase price may be reduced for pre-paid revenue received by the Seller prior to the Closing for which the Seller has not rendered services as of the Closing.

If the Closing does not occur on or before April 17, 2006, then the Sale Agreement will terminate automatically. The Buyer also has the right to terminate the Sale Agreement at any time prior to April 17, 2006 for any reason. The Sale Agreement contains certain representations, warranties and agreements of the Seller and requires the Seller to indemnify the Buyer for breaches of, or inaccuracies in, the representations and warranties set forth therein. The Closing is subject to the satisfaction or waiver of the closing conditions set forth in the Sale Agreement.

The description contained herein of the Sale Agreement is qualified in its entirety by reference to the full text of the Sale Agreement which is filed as Exhibit 99.1 to this Report and incorporated herein by this reference.

Item 3.02                Unregistered Sales of Equity Securities.

On March 3, 2006, the Company issued 20,000 shares of the Company’s common stock (the “Common Stock”) to an investor relations firm in exchange for services rendered. The shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act (“Section 4(2)”) and Regulation D promulgated thereunder (“Regulation D”). The Company based such reliance upon factual representations made by the recipient of the shares regarding its investment intent, sophistication and status as an “accredited investor,” as such term is defined in Regulation D, among other things.

On March 3, 2006, the Company issued 10,417 shares of Common Stock upon the conversion of a 10% Convertible Promissory Note (the “Note”) with an aggregate principal value of $50,000. The Note was one of a series of convertible promissory notes issued in a private placement transaction conducted by the Company in September and October 2005. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2) and Regulation D. The Company based such reliance upon factual representations made by the recipient of the shares regarding its investment intent, sophistication and status as and accredited investor, among other things.

Item 9.01                Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired. None.

(b)           Pro Forma Financial Information. None.

(d)           Exhibits.

99.1                           Agreement between International Monitoring, Inc. and Devcon Security Services Corporation dated March 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-S SECURITY CORPORATION

	By:	/s/ Robert Mills
Robert Mills, Chief Financial Officer

Dated: March 8, 2006

EXHIBIT INDEX

99.1                           Agreement between International Monitoring, Inc. and Devcon Security Services Corporation dated March 2, 2006.